Construction and Term
                                 Loan Agreement

                                      Among

                                  REGIONS BANK

                                       AND

                    MOUNT VINTAGE PLANTATION GOLF CLUB, LLC,

                                     ET AL.

                                   Dated as of

                                February 24, 1999

                      CONSTRUCTION AND TERM LOAN AGREEMENT
                      ------------------------------------

        THIS CONSTRUCTION AND TERM LOAN AGREEMENT is made and entered into as of the 24th day of February, 1999, among REGIONS BANK, MOUNT VINTAGE PLANTATION GOLF CLUB, LLC, a South Carolina limited liability company, BETTIS C. RAINSFORD and TALMADGE KNIGHT. In consideration of the mutual promises, covenants and agreements hereinafter set forth, the parties agree as follows:

                                    ARTICLE I

                           PRINCIPLES OF CONSTRUCTION

        Section 1.01. Definitions. For the purposes of this Agreement, the following terms shall have the meanings hereinafter set forth, unless the context clearly requires otherwise:

        "ARCHITECTURE CONTRACT" means the architect's contract relating to the Project.

        "AGREEMENT" means this Construction and Term Loan Agreement as originally executed and as from time to time supplemented, modified or amended pursuant to the applicable provisions hereof.

        "BUSINESS DAY" means a day on which banks are not authorized or required to be closed in Aiken, South Carolina.

        "BORROWER" means Mount Vintage Plantation Golf Club, LLC, a South Carolina limited liability company.

        "CAPITALIZED LEASE OBLIGATION" means that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

        "CLOSING" means the closing provided for in Article III.

        "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

        "COLLATERAL" means the Project; and all that property, real or personal, tangible or intangible, owned by Borrower and used or to be used in connection with the Project or otherwise subject to the lien or security interest of the Mortgages. The parties specifically contemplate future and continued additions of property to the Collateral.

        "COMMITMENT LETTER" means that letter from Lender to Borrower dated November 13, 1998 concerning the proposed terms of the Loan.

        "CONSTRUCTION CONTRACT" means and includes the contract between Borrower and the general contractor for the Project ("General Contractor") and any subcontracts with subcontractors, materialmen, laborers, or any other person or entity for performance of work on the Project or the delivery of materials to the Project.


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


        "CONSTRUCTION WORK" means the work to be done by contractors and subcontractors to construct the Improvements.

        "DEBT SERVICE COVERAGE RATIO" shall mean, with respect to Borrower for any period, the ratio of (a) the sum of Net Income plus depreciation, amortization, and interest expense of Borrower and its subsidiaries, on a consolidated basis, for such period to (b) the sum of all payments required to be made on Funded Debt for such period.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "ERISA AFFILIATE" shall mean any "affiliate" of Borrower within the meaning of Sections 414 of the Code.

        "EVENT OF DEFAULT" shall have the meaning ascribed to such term in
Section 7.01 of this Agreement.

        "FUNDED DEBT" shall mean, with respect to Borrower and its subsidiaries, all Indebtedness issued, incurred, assumed, or guaranteed by Borrower and its subsidiaries or for the payment of which the Borrower or any of its subsidiaries is otherwise liable, directly or indirectly, whether or not such Indebtedness now exist or shall hereafter be created, and shall include all Capitalized Lease Obligations or Borrower.

        "GAAP" means those principles of accounting in effect on the date hereof set forth in pronouncements of the Financial Accounting Standards Board and, to the extent not inconsistent therewith, the American Institute of Certified Public Accountants, applied by Borrower on a consistent basis.

        "GUARANTORS" means Bettis C. Rainsford and Talmadge Knight.

        "GUARANTY AGREEMENTS" means those Guaranty Agreements of even date whereby the Guarantors jointly and severally guaranty the Obligations of Borrower, in accordance with the terms and conditions contained therein.

        "IMPROVEMENTS" means all buildings, walks, drives, structures and landscaping schemes shown on the Plans and Specifications.

        "INDEBTEDNESS" means, with respect to any Person, (a) all items, except items of shareholders', member's and partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person, and (d) all reimbursement obligations with respect to outstanding letters of credit.

        "LAND" means that 252.6 acres of real estate located in Aiken County, South Carolina, as more particularly described on Exhibit "A" attached hereto.

        "LENDER" means Regions Bank.


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


        "LIEN" means, with respect to any property, any mortgage, lien, pledge, negative pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

        "LOAN" means the amounts advanced by Lender to Borrower in accordance with the terms hereof, and evidenced by the Note, which term shall refer to the Loan during construction and after conversion to term loan status pursuant to section 3.04.

        "LOAN DOCUMENTS" means, without limitation, this Agreement, the Note, the Mortgages, all legal opinions or reliance letters issued by counsel to Borrower in connection herewith, all requests for advance, and all other documents, instruments, certificates, and agreements executed or delivered in connection with or contemplated by this Agreement.

        "MORTGAGES" means any one or more of those documents of even date herewith, all as originally executed and as may from time to time be supplemented, modified or amended pursuant to the terms thereof or hereof, granting Lender an interest in or perfecting Lender's interest in the Collateral to secure Borrower's Obligations to Lender, including but not limited to the mortgage, assignment of contract documents, UCC-1 financing statements, and any fixture filings. In addition the term Mortgages shall include any mortgages, security deeds, financing statements, fixture filings, or deeds of trust executed by Borrower to Lender in the future for the purpose of further securing the Note.

        "MULTIEMPLOYER PLAN" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

        "NET INCOME" shall mean, as applied to the Borrower and its subsidiaries, taken on a consolidated basis for any fiscal period, the aggregate amount of net income (or net loss) of the Borrower and its subsidiaries, after taxes, for such period as determined in accordance with GAAP.

        "NOTE" means the Promissory Note.

        "OBLIGATIONS" means all loans, debts, liabilities, obligations or other amounts owing by Borrower to Lender, whether related to the loan made under this Agreement or otherwise, (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including, without limitation, all interest, fees, charges, expenses, attorneys' fees and accountants' fees chargeable by Lender to Borrower.

        "PERMITTED ENCUMBRANCES" means any of the following: (1) liens in favor of Lender; (2) liens arising by operation of law to secure taxes not yet due and payable, and (3) those encumbrances set forth in that title insurance commitment issued and accepted by Lender in connection with the Loan committing to insure title to the Project.

        "PERSON" means any natural person, corporation, firm, association, government, governmental agency or any other entity and whether acting in an individual, fiduciary or other capacity.

        "PLAN" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA or any other employee benefit plan maintained for employees of any Person or any affiliate of such Person.


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


        "PLANS AND SPECIFICATIONS" means those plans and specifications for construction of the improvements to the Project accepted and approved by Lender.

        "PROJECT" means that golf course and clubhouse to be known as "Mount Vintage Plantation Golf Club" to be constructed in accordance with the Plans and Specifications on the Land and all equipment, fixtures, and general intangibles relating thereto.

        "PROJECT DOCUMENTS" means the Plans and Specifications, all studies, data and drawings relating to the Project, whether prepared by or for Borrower, the Construction Contract, the Architecture Contract, and all other contracts and agreements relating to the Project or the construction of the Improvements.

        "PROMISSORY NOTE" means the $3,300,000.00 promissory note, as described in Article II hereof, evidencing Borrower's Indebtedness to Lender as the same may hereafter be amended, modified or supplemented.

        "REPORTABLE EVENT" shall have the meaning set forth in Title IV of ERISA.

        "SOLVENT" means, as to any Person, that such Person has capital sufficient to carry on its business and transactions in which it is about to engage and is able to pay its debts as they mature and owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay its debts.

        Section 1.02. Usage. All pronouns and defined terms appearing herein shall be deemed to include both the singular and plural, and to refer to all genders, unless the context clearly requires otherwise. The words "hereby", "herein", "hereof", "hereunder" and words of similar import shall refer to this Agreement in its entirety and not to any particular provision or subdivision hereof.

        Section 1.03. Headings. All references to designated "Articles" or "Sections" are to the Articles and Sections of this Agreement as originally executed. All headings are provided for convenience only and are not intended to limit, expand or otherwise modify any provision hereof.

                                   ARTICLE II

                                    THE LOAN

        Section 2.01. Loan. Subject to and in accordance with the terms and conditions of this Agreement, Lender shall make a Loan to Borrower as hereinafter set forth.

               (a) The aggregate principal amount of the Loan shall be up to
                   $3,300,000.00.

               (b) The proceeds of the Loan shall be used to construct the
                   Improvements to the Project.

               (c) The obligation of Borrower to Lender with respect to the
                   Loan shall be evidenced by a promissory note in the original principal amount of $3,300,000.00, of even date herewith to be governed by the terms and conditions thereof to the extent they are not inconsistent with the terms and conditions hereof.

               (d) The Loan together with the Obligations shall be secured by a first lien and blanket security interest in the Collateral pursuant to the Mortgages.

        Section 2.02. Origination Fee. Borrower shall pay Lender at the closing of the Loan an origination fee of $33,000.00.

        Section 2.03. Cross-Default. A default by Borrower under this Agreement shall constitute a default by Borrower under all other loan agreements, loan documents and promissory notes, now existing or hereafter made, in favor of Lender. A default under any other loan agreement, loan document or promissory note, now existing or hereafter made, by Borrower in favor of Lender shall constitute a default under this Agreement.

        Section 2.04. Cross-Collateralization. The Project and the Collateral described in this Agreement shall secure all indebtedness and obligations of Borrower, now existing or hereafter made, in favor of Lender. All collateral securing any other indebtedness or obligations of Borrower, now existing or hereafter made, in favor of Lender shall secure the Loan and Obligations under this Agreement.

        Section 2.05. Conversion to Term Loan Status. Upon the satisfaction of the conditions contained in Section 3.04, the Loan shall convert to term loan status, and the Loan Indebtedness shall begin amortizing in accordance with the Note.

        Section 2.06. Guaranties. The Guarantors shall jointly and severally guaranty the Obligations of Borrower to Lender.

        Section 2.07. Certificate of Deposit. The Loan shall be further secured by a Certificate of Deposit issued by Lender in the original principal amount of $400,000.00 and all accrued interest thereon, to be held by Lender in accordance with a pledge agreement.

        Section 2.08. Escrow Account. Mount Vintage Development Company, LLC, a South Carolina limited liability company (the "Developer"), is the developer of residential lots (the "Development") on tracts of land owned by Developer adjacent to the Project containing approximately 347 acres. The

Developer directly benefits from the making of the Loan to Borrower and has agreed, in a separate agreement with Lender, to deposit $5,000.00 from each lot sale in the Development into an escrow account with Lender (together with all accrued interest thereon, the "Escrow Account"). Developer shall maintain the Escrow Account with Lender as additional security and collateral for the Loan to Borrower. When Borrower's Debt Service Coverage Ratio equals or exceeds 1.15:1 for any fiscal year of Borrower, Lender shall release the Escrow Account to Developer if no Event of Default has occurred.

                                   ARTICLE III

                               CLOSING AND FUNDING

        Section 3.01. Time and Place. The Closing of the Loan shall be held on February 24, 1999, at such place and time as may be agreed upon by Borrower and Lender.

        Section 3.02. Closing of the Loan. On the date of Closing, Lender shall close the Loan, subject to the following conditions precedent; provided, however, that Lender may waive any of the foregoing requirements until the initial funding of the Loan or anytime thereafter:

               (a) Borrower shall have taken all action and have caused to be duly executed in its behalf all of the documents, agreements, instruments, certificates, authorizations or other writings required or contemplated by the terms of this Agreement or the Commitment Letter or otherwise reasonably requested by Lender, all of which shall be in form and substance as required by Lender.

               (b) Counsel to Borrower shall deliver to Lender a legal opinion in form and substance satisfactory to Lender.

               (c) Borrower shall be in compliance with all terms, conditions and covenants hereof and its representations and warranties shall be true, accurate and complete as of Closing.

               (d) Borrower shall have caused to be delivered to Lender (i) such documentary evidence as Lender deems satisfactory that, except for Permitted Encumbrances, Borrower has free and clear title to all of the Collateral and that Lender has duly perfected first priority liens and security interests thereon and therein; (ii) documentary evidence satisfactory to Lender that item (c) of this
                        Section is satisfied; and (iii) evidence of Borrower's compliance with Section 6.04.

               (e) Borrower shall deliver to Lender an ALTA Lender's Policy of Title Insurance in an aggregate principal amount equal to the principal amount of the Note, issued by a title insurance company acceptable to Lender, naming the Mortgage as a valid first lien against the Land, including insurance against mechanics' and materialmen's liens, and containing no exceptions other than Permitted Encumbrances. Said policy shall contain such endorsements as Lender may require.

               (f) Borrower shall have caused to be delivered to Lender the Plans and Specifications, Architecture Contract, Construction Contract, and building permits relating to the construction of the Project, all in a form reasonably satisfactory to Lender.

               (g) Borrower shall have caused to be delivered to Lender a surveyor's report and plat of survey by a registered land surveyor (i) prepared in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys", jointly adopted by ALTA and ACSM in 1992, and certified as such, showing all improvements located on the Land and all plattable Permitted Encumbrances, and certifying that there are no encroachments or violations of building setback lines, easements, or restrictive covenants, other than Permitted Encumbrances.

               (h) Borrower shall have invested equity into the costs of constructing the Improvements to the Project in an amount equal to or exceeding $3,300,000.00.

               (i) Lender shall have received an appraisal, in form and substance acceptable to Lender, indicating that the Project, as completed, will have a value acceptable to Lender.

               (j) Lender shall have received a report from a qualified consultant acceptable to Lender with respect to an investigation and audit of the Land, showing that the Land is environmentally acceptable to Lender.

               (k) Lender shall have received all documents Lender may reasonably request relating to the existence of Borrower, the authority for and the validity of this Agreement and the other Loan Documents, the authority and incumbency of the officer executing this Agreement and the other Loan Documents and any other matters relevant hereto, all in form and substance satisfactory to Lender. Such documentation shall include, without limitation, the articles of organization of Borrower, as amended, modified or supplemented to the closing date, certified to be true, correct and complete by the Secretary of State of South Carolina of a date not more than twenty days prior to the closing date, together with a certificate of good standing as to Borrower from the Secretary of State of South Carolina, to be dated not more than twenty days prior to the closing date, as well as the operating agreement of Borrower, as amended, modified or supplemented to the Closing Date, certified to be true, correct and complete by the managers of Borrower as of a date not more than twenty days prior to the closing date.

               (l) Lender shall have received the fees and expenses required to be paid by Borrower accrued through the Closing Date.

               (m)      No Event of Default shall have occurred.

               (n) Lender shall have received a copy of the Construction Contract, Architecture Contract and the Plans and Specifications, all in a form and content satisfactory to Lender.

               (o) Borrower shall have collaterally assigned to Lender the Plans and Specifications, Construction Contract, Architecture Contract and all other Project Documents in a form satisfactory to Lender, and the other parties thereto shall have consented to such assignments.

               (p) Borrower shall have provided to Lender a payment and performance bond in an amount equal to 100% of the amount of the Construction Contract, as well as materialmen's and mechanics' payment bond, with such riders and supplements as Lender may require, each in form and substance satisfactory to Lender, naming the General Contractor as principal and Lender as an additional obligee.

               (q) The manager of the Project shall have subordinated its management agreement to the Mortgages and the Loan Documents, in a form satisfactory to Lender.

               (r) Lender shall have approved a list of all contractors employed in connection with the construction of the Improvements, showing the name, address, and telephone number of each contractor, a general description of the nature of the work to be done, the labor and materials to be supplied, the names of materialmen, if known, and the approximate dollar value of the labor, work, or materials with respect to each contractor or materialmen. Lender shall have the right to communicate with any person to verify the facts disclosed by the list or by any draw request, or for any other purpose.

               (s) Lender shall have received and accepted a compete set of Plans and specifications setting forth all Improvements for the Project, and Borrower shall have furnished to Lender copies of all permits and requisite approvals of any governmental body necessary for the construction and use of the Project.

               (t) Lender shall have approved detailed budget and cash flow projections of total Project costs and a schedule of the estimated amount and time of disbursements of each draw.

               (u) Borrower shall have furnished to Lender, at Borrower's expense, a soil report for the Land in form and substance satisfactory to Lender, prepared by a registered engineer satisfactory to Lender stating that the Land is free from soil or other geological conditions that would proclude its use or development as contemplated without extra expense for precautionary, corrective or remedial measures.

               (v) Borrower shall have furnished evidence satisfactory to Lender that the Property is duly and validly zoned for the construction, maintenance, and operation of the Project.

               Failure by Lender to require compliance in whole or in part with any of the conditions precedent to initial funding described above shall not operate as a waiver or forfeiture thereof unless expressly waived or forfeited by Lender in writing; and in the absence of such written waiver or forfeiture Lender may insist upon compliance at any future time during the term of this Agreement.

        Section 3.03. Further Funding of the Loan. Thirty (30) days following Closing, Borrower may, not more than once a month during the construction period, request draws of any portion of the remaining principal balance available for borrowing under the Loan pursuant and subject to the following terms and conditions:


               (a) Draws shall only be made for completed work and improvements in an amount equal to the actual cost of in place labor, materials and equipment, less a 10% retainage. Requests for draws must be submitted in writing to Lender at least one week before payment is desired, and if requested by Lender, such requests must be submitted on Lender's standard form draw request. If requested by Lender, Borrower shall submit invoices covering the services and materials for which funds are being requested.

               (b) Receipt of written certification on a standard AIA request form or on another form approved by Lender from the Project's architect that the Construction Work for which payment is requested was completed in accordance with the Plans and Specifications, that development is proceeding satisfactorily and the undisbursed amount of the Loan will be sufficient to complete the Project.

               (c) Receipt of waivers of lien from all contractors, subcontractors and material suppliers who have furnished labor and material for the Project, or who have issued a notice to owner as contemplated by the applicable lien statutes.

               (d) Receipt of written certification from Borrower that all funds previously disbursed by Lender have been applied directly to costs of construction of the Improvements, and that the loan proceeds remaining to be disbursed are sufficient to cover the remaining unpaid costs of construction.

               (e) Receipt of endorsements to that title insurance policy issued pursuant hereto affirmatively insuring Lender's first priority security for any draw against, without limitation, the claims of any intervening liens to include materialmen, suppliers, laborers, architects, surveyors, engineers, etc.

               (f)      Proof of insurance pursuant to Section 6.04.

               (g)      All conditions in Section 3.02 have been satisfied.

               (h) Borrower shall have filed and posted a notice of commencement as contemplated by applicable law

               (i) At the sole option of Lender, advances may be paid in the joint names of Borrower and the General Contractor, subcontractor(s), or supplier(s) in payment of sums due under the Construction Contract. At its sole option, Lender may directly pay the General Contractor and any subcontractors or other parties the sums due under the Construction Contract. Borrower appoints Lender as its attorney-in-fact to make such payments. This power shall be deemed to be coupled with an interest, shall be irrevocable, and shall survive an Event of Default under this Agreement.

               (j) An inspector, acceptable to Lender, shall have provided a satisfactory report of the progress of construction of the Project to Lender, at Borrower's expense.

        Section 3.04. Final Funding of Loan. On completion of construction, and as a condition of final disbursement of the Loan and the retainage and conversion to term loan status, Borrower shall furnish Lender with the following:

               (a) Certification to Lender by the Project's architect that all of the Construction Work was performed to its satisfaction and in accordance with the Plans and Specifications.

               (b) Receipt by Lender of a satisfactory "as-built" plat of survey prepared in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM

                        Land Title Surveys", jointly adopted by ALTA and ACSM in 1992, and certified as such, reflecting the location of the Improvements in accordance with the Plans and Specifications, showing all plattable Permitted Encumbrances, and certifying that there are no encroachments or violations of building setback lines, easements, or restrictive covenants.

               (c) Satisfactory evidence that all necessary certificates required to be obtained from any board, agency, or department, governmental or otherwise, have been obtained.

               (d) Final affidavits of no lien from Borrower and the General Contractor, and final waivers of lien from all contractors, subcontractors and material suppliers who have furnished labor and material for the Project, or who have issued a notice to owner as contemplated by the applicable lien statutes.

               (e) Original permanent hazard insurance policy and other insurance required under Section 6.04.

               (f) Certificate of occupancy and copies of all other certificates, permits or authorizations necessary to operate the Project.

               (g) An endorsement to the title insurance policy issued under Section 3.02 affirmatively insuring Lender' first priority lien against the Project against, without limitation, the claims of any intervening liens to include materialmen, suppliers, laborers, architects, surveyors, engineers, etc.





                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

        As an inducement to Lender to enter into this Agreement and to make available the credit provided for herein, Borrower represents and warrants to Lender as follows:


        Section 4.01. Organization and Qualification. Borrower was duly organized as a limited liability company and is existing and in good standing under the laws the State of South Carolina. Borrower is authorized to do business in all other jurisdictions in which its ownership of property or conduct of business legally requires such authorization, or where the failure to be so authorized could materially and adversely affect its business. Borrower has the full power, authority and legal right to own its properties and assets.

        Section 4.02. Capacity. Borrower has the full power, authority and legal right to execute and deliver, and to perform and observe, the provisions of this Agreement, the Mortgages, the Note and all other Loan Documents and to carry out the transactions contemplated hereby and thereby.

        Section 4.03. Authority and Enforceability. The execution, delivery and performance by Borrower of this Agreement, the Mortgages, the Note and all other Loan Documents have been duly authorized by all necessary action, and do not and will not require any registration with, consent or approval of, notice to, or any action by, any Person. Subject to bankruptcy and insolvency laws and general principles of equity, this Agreement, the Mortgages, the Note and all other Loan Documents constitute, legal, valid and binding obligations of Borrower. Subject to bankruptcy and insolvency laws and general principles of equity, the Mortgages create and constitute a valid and perfected first priority lien and security interest in and to the Collateral enforceable in accordance with their terms against all third parties and secures the payment of all Obligations.

        Section 4.04. Compliance with Other Instruments. The execution and delivery of this Agreement, the Note, the Mortgages, and all other Loan Documents and compliance with their terms, will not: result in the imposition of any lien, charge or encumbrance, except as created by the Mortgages, upon any properties of Borrower; nor result in a breach of any of the terms or conditions of, nor constitute a default (with due notice or lapse of time or both) under any indenture, agreement, lease, order, judgment or instrument under which Borrower is a party or by which Borrower or its property may be bound or affected, or under the charter documents of Borrower, nor result in an occurrence of an event for which any holder or holders of Indebtedness may declare the same due and payable; nor violate any provision of applicable law.

        Section 4.05. Utilities and Access. All utility services necessary for the construction of the Improvements and their operation as intended are available at the boundaries of the Land, including, but not limited to, water supply, storm and sanitary sewer, gas, electric and telephone facilities, and further, that the Land has immediate access to a public right-of-way or an unconditional right of access across private land which is appurtenant to the Land, it being understood that rights of access to the Land are included in the Mortgage, and Borrower warrants that Lender has first lien rights in and to any access across private land.

        Section 4.06. Non-Commencement of Construction. No construction has commenced on the Land; no labor has yet been furnished in connection with the proposed construction; no materials have been delivered to the Project; site preparation has not yet begun; and that neither the General Contractor nor any supplier or subcontractor will be permitted to deliver any materials to the Project or perform any work thereon until the Mortgages are properly filed of record.

        Section 4.07. Financial Information. All financial information concerning Borrower or its assets or properties provided to Lender by Borrower or its accountants, attorneys, or other representatives, (including without limitation all certifications with respect to all financial projections, all lists of assets and descriptions of the terms of their acquisition or current status), whether written or oral, was when given and shall be at the time of Closing, true, accurate and complete, without any material misstatement or omission of fact.

        Section 4.08. Litigation. There are no actions, suits or proceedings (whether or not purportedly on behalf of Borrower) pending, or to the knowledge of Borrower threatened, against or affecting Borrower, at law or in equity, before or by any Person, which, if adversely determined, would have a material adverse effect on the business, properties, prospects or the condition (financial or otherwise) of Borrower, and Borrower is not in violation or default with respect to any applicable laws and regulations which would materially and adversely affect the business, properties or condition (financial or otherwise) of Borrower, nor is Borrower in violation or default with respect to any order, writ, injunction, demand or decree of any court or any Person or in violation or default (nor is there any waiver in effect which, if not in effect, would result in a violation or default) in any material respect under any indenture, agreement or other instrument under which Borrower is a party or may be bound.

        Section 4.09. Title. Borrower has good and marketable title, free and clear of any liens or encumbrances other than Permitted Encumbrances, to the Land and properties and assets which are part of the Collateral, or have been represented to Lender as owned, or by the time of Closing to be owned, by Borrower.

        Section 4.10. Patent, Trade Names and Other Rights. Borrower possesses or is entitled to the benefits of all patents, licenses, franchise agreements, appointments, authorizations, trademarks, trade names, trade secrets, copyrights and all rights with respect thereto, which are required to conduct its business as now conducted or as contemplated without known conflict with the rights of others which would materially and adversely affect such business.

        Section 4.11. Adverse Contracts and Orders. Borrower is not a party to, bound by, subject to, in violation of or in default under any contract, instrument, charter, by-law or other corporate restriction or any order, decree or judgment of any Person which materially and adversely affects its business, properties, prospects or conditions (financial or otherwise).

        Section 4.12. Use of Proceeds. All proceeds of the Loan shall be used by Borrower for the purposes specified hereinabove.

        Section 4.13. Tax Returns and Payments. Borrower has filed all tax returns and reports required to be filed by it and has paid, or adequately provided for the payment of, all taxes, assessments and other governmental charges imposed upon Borrower or its properties, assets, income or franchises, other than any such charges which are currently payable without penalty or interest.

        Section 4.14. Disclosure. Neither the Agreement, the Mortgages, the Note, nor any other document, certificate or statement furnished to Lender by or on behalf of Borrower in connection with this Agreement or the credit provided hereunder contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading. There is no fact known to Borrower which materially and adversely affects the business, properties, operations or condition, financial or otherwise, of Borrower which has not been disclosed in writing to Lender. Borrower specifically represents that it has no knowledge that the Collateral has ever been used as a landfill or for any industrial or other use which might in any way have led to the deposit, introduction or leaching of any toxic or other hazardous substance dangerous to the environment or the Collateral which would require remediation by Borrower.

        Section 4.15. Compliance with Regulations G, T, U, and X. Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and Borrower does not own or presently intend to acquire, any "margin security" or "margin stock" as defined in Regulations G, T, U, and X (12 C.F.R. Parts 221 and 224) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of said Regulations G, T, U, and X. Neither Borrower nor any bank acting on its or their behalf has taken or will take any action which might cause this Agreement or the Note to violate Regulation G, T, U, or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as now in effect or as the same may hereafter be in effect. If so requested by Lender, Borrower will furnish Lender with (i) a statement or statements in conformity with the requirements of Federal Reserve Forms G-3 and/or U-1 referred to in Regulations G and U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, including without limitation an opinion of counsel in form and substance satisfactory to Lender. Neither the making of the Loan nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of Regulation G, T, U, or X of said Board of Governors.

        Section 4.16. Solvency. Borrower is Solvent.

        Section 4.17. Name of Borrower. Borrower has not changed its name within the preceding five (5) years from the date of this Agreement, and has not transacted business under any other name or trade name.

        Section 4.18. Investment Company Act. Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by Borrower of this Agreement nor the issuance of the Note violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any of the provisions of such Act.

        Section 4.19. ERISA. Borrower and each ERISA Affiliate and each of their respective Plans are in substantial compliance with ERISA and the Code and neither Borrower nor any of its ERISA Affiliates has incurred any accumulated funding deficiency with respect to any such Plan within the meaning of ERISA or the Code. Borrower and each of its ERISA Affiliates have complied with all requirements of ERISA Sections 601 through 608 and Code Section 4980B. Neither Borrower nor any of its ERISA Affiliates has made any promises of retirement or other benefits to employees, except as set forth in the Plans. Neither Borrower nor any of its ERISA Affiliates has incurred any material liability to the Pension Benefit Guaranty Corporation in connection with any such Plan. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which the Pension Benefit Guaranty Corporation would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (as defined in ERISA Section 4001(a)(16) due under the Plan upon termination). No Reportable Event has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in
Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of Borrower or any of its ERISA Affiliates, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust to the penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code. Neither Borrower nor any of its ERISA Affiliates is a participant in or is obligated to make any payment to a Multiemployer Plan.

        Section 4.20. Foreign Persons. Neither Borrower nor any partner or stockholder of Borrower is, and no legal or beneficial interest in a partner or stockholder of Borrower is, or will be held, directly or indirectly, by a "foreign person" under the International Foreign Investment Survey Act of 1976, the Agriculture Foreign Investment Disclosure Act of 1978, the Foreign Investments in Real Property Tax Act of 1980, or the amendments of such Acts or regulations promulgated pursuant to such Acts.

        Section 4.21. Reliance on Covenants. Each and every covenant contained in this Agreement, and all such covenants in the aggregate, have been and will continue to be (so long as credit remains outstanding hereunder) relied upon by Lender and are material to its protection, in connection with all credit now or hereafter extended to Borrower hereunder. Each request for a draw under the Loan shall constitute an affirmation that the representations and warranties of this Article remain true and correct as of the date thereof, and, unless Lender is notified to the contrary prior to the disbursement of the requested advance or any portion thereof, shall constitute an affirmation that the same remain true and correct on the date of such disbursement.

        Section 4.22. Compliance. The Project and its use does now and will hereafter comply fully with and all prior approvals have been obtained in connection with and no notices of violation have been received in connection with (a) plat restrictions, all restrictive covenants, building setback lines, encroachments, ordinances, requirements, conditions and design and building requirements affecting the Project (the "Restrictive Covenants"), and (b) all zoning, flood plain, planning, sub-division, building, health, labor, discrimination, fire, traffic, safety, wetlands, shoreline and all other governmental or regulatory laws, rules, regulations, ordinances, statutes, codes and requirements applicable to the Project, including, without limitation, the Fair Housing Act of 1968, as amended, and the Americans with Disabilities Act of 1990, as amended (collectively, the "Building Laws"). Borrower has received such final certificates as may be required or which are customary in evidencing compliance with all building codes and permits, and approval of full occupancy of the improvements and of all installations therein located on the Project. Borrower shall cause the Project to be continuously in compliance with all Restrictive Covenants and Building Laws as the same may be amended from time to time.

        Section 4.23. No Brokers. No dealings with any broker or finder have been had in connection with the transaction contemplated by this Agreement.

        Section 4.24. Year 2000 Compliance. Borrower has (i) begun analyzing the operations of Borrower and its subsidiaries and affiliates that could be adversely affected by failure to become Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999); and (ii) developed a plan for becoming Year 2000 compliant in a timely manner, the implementation of which is on schedule in all material respects. Borrower reasonably believes that it will become Year 2000 compliant for its operations and those of its subsidiaries and affiliates on a timely basis except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower. Borrower reasonably believes any suppliers and vendors that are material to the operations of Borrower or its subsidiaries and affiliates will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower. Borrower will promptly notify Lender in the event Borrower determines that any computer application which is material to the operations of Borrower, its subsidiaries or any of its material vendors or suppliers will not be fully Year 2000 compliant on a timely basis, except to the extent that such failure could not reasonably be expected to have a material adverse effect upon the financial condition of Borrower.

        Section 4.25. Project Costs. The Project costs are true and accurate estimates of the costs necessary to complete the Improvements in a good and workmanlike manner according to the Plans and Specifications presented by Borrower to Lender, and Borrower shall take all steps necessary to prevent the actual cost of the Improvements from exceeding the Project costs.

                                    ARTICLE V

                               FINANCIAL COVENANTS

        Section 5.01. Debt Service Coverage. Borrower shall not permit its Debt Service Ratio to be less than 1.15:1 for any fiscal year of Borrower.

        Section 5.02. Reporting Requirement. During the term of this Agreement, Borrower shall provide Lender with the following:

               (a) Prior to the end of 120 days following the end of Borrower=s fiscal year, until all Obligations are satisfied, financial statements of Borrower, with respect to Borrower=s then most recently completed fiscal year, consisting of at least a balance sheet, income statement and cash flow statement, prepared in accordance with GAAP and audited by a firm of certified public accountants acceptable to Lender.

               (b) Before the end of thirty days following each fiscal quarter of Borrower, financial statements with respect to the Borrower=s most recently completed fiscal quarter prepared by Borrower and consisting of at least a balance sheet and income statement.

               (c) Prior to April 30th of every year, until all Obligations are satisfied, copies of Borrower=s federal income tax returns.

               (d) Prior to April 30th of every year, until all Obligations are satisfied, personal financial statements and federal tax returns for each Guarantor.

               (e) Promptly, from time to time, such other information regarding Guarantors', and Borrower's operations, business affairs and financial condition as Lender may reasonably request.

               (f) Within 10 days of filing, copies of all reports and other documents filed with or submitted to the Securities and Exchange Commission by Borrower.

        Section 5.03. Restrictions. Until full payment and performance of all Obligations, Borrower shall not, without the prior written consent of Lender (and without limiting any requirement of any other Loan Documents):

               (a) Sell, lease, assign or otherwise dispose of or transfer any of its assets or the Collateral, except in the normal course of its business; enter into any merger or consolidation; form or acquire any subsidiary; permit the transfer of the ownership of its ownership interests; or make any substantial change in its present executive or management personnel.

               (b) Grant, suffer or permit any contractual or noncontractual lien on or security interest in the Collateral, except in favor of Lender, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

               (c) Make or permit any subsidiary to make, any loan or advance to any Person, or purchase or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire, any capital stock, assets, obligations, or other securities of, make any capital contribution to, or otherwise invest in or acquire any interest in any entity, or participate as a partner or joint venturer with any person or entity, except for the purchase of direct obligations of the United States or any agency thereof with maturities of less than one year.

               (d)      Guarantee the debt or obligation of any other Person.

               (e) Redeem any of its ownership interests or otherwise amend its capital structure.

               (f) Create, incur, assume or become liable in any manner for any Indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) other than to Lender, except for normal trade debts incurred in the ordinary course of Borrower's business, and except for existing indebtedness disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement.

                                   ARTICLE VI

                              ADDITIONAL COVENANTS

        During the term of this Agreement, Borrower shall comply with each and every one of the following covenants.

        Section 6.01. Right of Inspection. Borrower shall permit Lender or its representatives, at any reasonable time and from time to time, to inspect Borrower's properties consisting of the Collateral hereunder and to audit, examine and copy or take abstracts from Borrower's and books and records with regard to the Collateral.

        Section 6.02. Construction Contracts; Change Orders. Borrower shall (i) permit no defaults under the terms of any Construction Contract, and (ii) make no amendments to or change orders under any Construction Contract without the prior written consent of Lender.

        Section 6.03. Notice of Default. Upon its discovery of the occurrence of any default or Event of Default (or the existence of any fact or circumstance which can be reasonably expected to result in a default or Event of Default), or other noncompliance with any provision, term or condition of this Agreement, the Note, the Mortgages, or any other Loan Document, Borrower shall immediately give notice thereof to Lender.

        Section 6.04. Insurance. Borrower shall maintain or cause to be maintained insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as may be required by the Mortgages, or as Lender may otherwise require from time to time; but in any event Borrower shall at least maintain policies of insurance as follows: (a) with respect to any and all Collateral, insurance against loss by fire, windstorm, explosion or other casualty and defect of title to real property in an amount not less than the full insurable value thereof; (b) public liability personal injury insurance (including worker's compensation Insurance) in an amount maintained by similar operations against claims for bodily injury or death; (c) public liability property damage insurance, insuring against claims for damage to property of third persons, with such insurance to afford protection in an amount maintained by similar operations; (d) during the course of all construction activity, a "completed value" builder's risk insurance policy, with evidence that the premium therefor has been fully paid, providing fire and extended coverage insurance, as well as coverage against vandalism and malicious mischief, all in the amount of 100% of the completed value of the Improvements; (e) business interruption insurance; and (f) with respect to all real property constituting Collateral, flood insurance if the encumbered premises are situated in an area which is considered a flood risk area by the
U. S. Department of Housing and Urban Development or as otherwise required by the Flood Disaster Protection Act of 1973 and regulations issued thereunder. Borrower shall cause Lender to be named as a loss payee as its interest may appear on any insurance policy insuring any Collateral, property or person set forth above by utilizing such form of endorsement as Lender may require and named as co-obligees under any payment or performance bond.

        Section 6.05. Conduct of Business. Borrower shall: preserve and maintain its businesses as presently conducted (or as contemplated hereby), and all rights, privileges and franchises necessary or desirable in the normal conduct of its businesses, and conduct its businesses in an orderly, efficient and regular manner; keep true and correct books of record and account adequate to the needs of its businesses; keep its properties useful or necessary in its businesses in good working order and condition, and from time to time make all needed repairs, renewals and replacements thereto or thereof, so that the efficiency of its properties shall be usefully preserved; and comply with all applicable laws and regulations of any Person and the terms of any indenture, contract, memorandum of understanding or other instrument to which it may be a party or under which it or its properties may be bound, if noncompliance will have a material adverse effect upon its financial condition, except where contested in good faith and by proper proceedings.

        Section 6.06. Commencement and Completion of Construction. Borrower shall commence construction of the Project within 30 days from the date of this Agreement and shall diligently pursue construction to completion within four months from the date hereof; supply such monies and perform such duties as may be necessary to complete the construction of the Project in accordance with the Plans and Specifications and in full compliance with all terms and conditions of the Loan Documents, and without liens, claims or assessments (actual or contingent) asserted against the Project for any material, labor or other items furnished in connection therewith, and all in full compliance with this Agreement and with all restrictive covenants affecting the Project.

        Section 6.07. Conformance with Plans and Specifications. Borrower shall construct all Improvements in accordance with the Plans and Specifications, using those materials called for therein, and using construction techniques of good, substantial workmanship, which conform to the Southern Building Code. Where the Plans and Specifications and/or the Southern Building Code are silent as to any item, the Improvements shall conform to the minimum requirements of the Federal Housing Administration. All footings and floors shall be completely level. All corners both inside and outside shall be completely square. All foundation walls and interior and exterior walls, both unfinished and finished, shall be completely plumb. All interior surfaces and corners shall be smooth and finished. All trim and exterior siding shall join with no filled gaps, and shall be straight and free of bows or curves. Interior walls shall be straight unless otherwise called for in the Plans and Specifications. All heating, air conditioning, plumbing and electrical installation shall be in proper working order, in the same clean appearance as shipped, and free from dirt, paint, plaster and foreign materials. Completion of the Improvements shall include connection to a sewer system and to water, electric, gas and telephone supplies.

        Section 6.08. Inspections, Corrections and Change Orders. Borrower shall permit Lender or its representatives to inspect the Improvements and all materials to be used in the construction thereof (provided, however, that this provision shall not be deemed to impose upon Lender any obligation to undertake such inspections); correct promptly any structural defect in the Improvements or any departure from the Plans and Specifications not previously approved by Lender, Borrower hereby agreeing that the advance of any loan proceeds, with or without knowledge of such defect, shall not constitute a waiver of Lender's right to require compliance with this covenant; and permit no deviations from the Plans and Specifications during construction without the prior written approval of Lender.

        Section 6.09. Sign Regarding Construction Financing. At Lender's option, Borrower shall erect promptly and maintain on a suitable site at the Project a sign indicating that construction financing is being provided by Lender, all to the satisfaction of Lender and shall prevent the destruction or removal of said sign without the prior written approval of Lender.

        Section 6.10. ERISA. Borrower shall at all times make, or cause to be made, prompt payment of contributions required to meet the minimum funding standards set forth in ERISA with respect to its and its affiliates' Plans; promptly after the filing thereof, furnish to Lender copies of any annual report required to be filed pursuant to ERISA in connection with each such Plan of it and its affiliates; notify Lender as soon as practicable of any Reportable Event and of any additional act or condition arising in connection with any such Plan which Borrower believes might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer such Plan; and furnish to Lender, promptly upon Lender's request therefor, such additional information concerning any such Plan as may be reasonably requested by Lender.

        Section 6.11. Escrow of Taxes and Insurance. If required by Lender, in addition to payments required to be made under the Note, Borrower shall make monthly deposits to Lender for real estate and personal property taxes and hazard insurance premiums for the Collateral in an amount equal to 1/12th of the annual charges estimated by Lender. Upon notification by Lender that such deposits will be insufficient to pay said estimated taxes and insurance premiums when due, Borrower shall, within ten Business days, deposit an amount with Lender sufficient to remedy such deficiency.

        Section 6.12. Americans With Disabilities Act. Borrower shall comply with the Americans With Disabilities Act in every respect.

        Section 6.13. Notification of Claims by Subcontractors and Materialmen. Borrower shall advise Lender immediately, and in writing, if Borrower receives any notice, written or oral, from any laborer, subcontractor or materialman to the effect that said laborer, subcontractor or materialman has not been paid when due for any labor or materials furnished in connection with the construction or the Improvements.

        Section 6.14. Insufficiency of Loan Proceeds. Borrower shall deposit funds with Lender as hereinafter provided. If at any time during the term of this Agreement, in Lender's judgment and opinion the remaining undisbursed portion of the Loan is insufficient to fully complete the Improvements substantially in accordance with the Plans and Specifications, and to pay all interest accrued or to accrue on the Loan, and to pay all other sums due or to become due under the Loan Documents, Borrower shall, within seven (7) days after written notice thereof from Lender, deposit with Lender such sums of money in cash as Lender may require, and in an amount or amounts sufficient to remedy such condition, and sufficient to pay any liens for services and materials alleged to be due and payable at that time in connection with the Improvements, and, at Lender's option, no further disbursements of the Loan shall be made by Lender until this paragraph has been fully complied with. All such deposited sums shall stand as additional security for Borrower's obligations under this Agreement ans shall be disbursed by Lender before any further advances of the Loan are made, or paid over to Borrower upon termination of Borrower's obligations under this Agreement.

        Section 6.15. Expenses. Borrower shall pay all reasonable out-of-pocket expenses of Lender (including, but not limited to, reasonable fees and disbursements of Lender's attorneys, architects and appraisers) incident to the preparation, execution and delivery of, and the providing of credit under, this Agreement and the Loan Documents, and any amendments or waivers to this Agreement and the Loan Documents during any periods of construction and thereafter until all Obligations shall have been fully satisfied. In addition, Borrower shall pay all reasonable out-of-pocket expenses of Lender (including, but not limited to reasonable fees and disbursements of Lender' attorneys and appraisers) incident to the protection of the rights of Lender under this Agreement and the Loan Documents and the enforcement of payment of any and all Obligations, whether by judicial proceedings or otherwise. The obligations of Borrower under this Section shall survive payment and cancellation of the Note.

        Section 6.16. Compliance With Law. Borrower shall conduct its businesses so as to comply with all laws and regulations in all jurisdictions in which it may at any time be doing business or which may otherwise be applicable.

        Section 6.17. Payment of Taxes and Other Charges. Except as otherwise permitted herein, Borrower shall pay, when due, (a) all taxes, assessments, or other governmental charges or levies imposed in connection with the execution, delivery or recordation of this Agreement, the Note, the Mortgages, or any other documents related to the transactions which are the subject of this Agreement, and (b) all taxes, assessments, and other governmental charges or levies, and all utility charges, imposed upon it or any of its properties, and all claims for labor, supplies or rent, and all other obligations which, if unpaid, might become a lien on any of the Collateral.

        Section 6.18. Additional Documents. Borrower covenants and agrees to execute such other additional documents from time to time as shall be necessary to carry out the intent of the Agreement.

        Section 6.19. Deposit of Funds Advanced. Borrower covenants and agrees that all amounts disbursed to Borrower hereunder will be received as a trust fund and Borrower will immediately deposit all such funds in a separate and exclusive account to be withdrawn and used solely for the payment of bills for labor, materials and fixtures used in the construction of the Improvements, and whenever so requested by Lender, Borrower will promptly furnish Lender satisfactory evidence thereof.

        Section 6.20. Accounts. Borrower shall maintain its primary operation and payroll accounts with Lender as additional security for the Loan.

        Section 6.21. Change Orders. All requests for changes in the Plans and Specifications, other then minor changes involving no extra cost, must be in writing, signed by Borrower and the architect, and delivered to Lender for its approval. Borrower will not permit the performance of any work pursuant to any change order or modification of the Construction Contract or any subcontract without the written approval of Lender. Borrower will obtain any required permits or authorizations from governmental authorities having jurisdiction before approving or requesting a new change order.

        Section 6.22. Purchase of Materials; Conditional Sales Contracts. No materials, equipment, fixtures, or articles of personal property placed in or incorporated into the Project shall be purchased or installed under any security agreement or other agreement whereby the seller reserves or purports to reserve title or the right of removal or repossession, or the right to consider such items as personal property after their incorporation into the Project, unless otherwise authorized by Lender in writing.

                                   ARTICLE VII

                                EVENTS OF DEFAULT

        Section 7.01. Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default:

               (a) Borrower shall fail to pay when due (i) any installment of principal or interest under the Note, or (ii) any other Obligations for the payment of money to Lender.

               (b) Borrower shall fail to perform or observe any term, condition, covenant or other provision contained in this Agreement, the Mortgages, any Loan Document or in any other agreement with or instrument in favor of Lender and such failure shall continue for more than thirty
                        (30) days after written notice.

               (c) Any representation or warranty made in writing by or on behalf of Borrower herein or in the Mortgages or pursuant hereto or thereto, or otherwise in connection with this Agreement, shall prove to have been false or incorrect in any material respect, or to have omitted to state a material fact required to be stated therein in order to make the statements contained therein, in the light of the circumstances under which made, not misleading, on the date as of which made.

               (d) Borrower shall fail to make any payment when due or within any applicable grace period with respect to any debt aggregating in excess of $10,000, or cause any event or condition to occur which results in the acceleration of the maturity of any debt in excess of $10,000 or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such debt or any Person acting on such holder's behalf to accelerate the maturity thereof; provided, however, this
                        Section 7.01 (d) shall not apply to any debt or payment contested by Borrower reasonably and in good faith and, if the contested debt exceeds $10,000, Lender is provided with timely written notice of such contest and is kept informed concerning the progress thereof.

               (e) Borrower shall be adjudicated a bankrupt or insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or shall apply for or consent to the appointment of a receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of Borrower, and such appointment shall continue undischarged for a period of sixty (60) days; or Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against Borrower and shall remain undismissed for a period of sixty (60) days; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of Borrower and such judgment, writ, or similar process shall not be released, vacated or fully bonded within sixty (60) days after its issue or levy.

               (f) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by Borrower or any of its ERISA Affiliates or to which Borrower or any of its ERISA Affiliates has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such Plan; or Borrower or any of its ERISA Affiliates shall incur any liability to the Pension Benefit Guaranty Corporation in connection with the termination of any such Plan; or any Plan or trust created under any Plan of Borrower or any of its ERISA Affiliates shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or Section 4975 of the Code; or Borrower or any of its ERISA Affiliates shall enter into or become obligated to contribute to a Multiemployer Plan.

               (g) A final judgment for money not fully covered by insurance in excess of $10,000 shall be rendered against Borrower and if, within thirty (30) days after entry thereof, such judgment shall not have been discharged, satisfied or execution thereof stayed pending appeal, or if, within thirty (30) days after the expiration of any such stay, such judgment shall not have been discharged or satisfied.

               (h) Construction of the Improvements shall be abandoned or shall cease (except due to events of force majeure which are hereby defined to mean acts of God, enemy action or civil commotion) and not be resumed within fifteen (15) days thereafter.

               (i) Any of the preceding events occurs with respect to any Guarantor or any Guarantor dies or becomes incompetent, or revokes or disputes the validity of, or liability under, any Guaranty Agreement.

               (j) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

               (k) The Improvements are not constructed in accordance with the Plans and Specifications or in accordance with the terms of the Construction Contract.

               (l) Developer shall fail to deposit $5,000.00 into the Escrow Account from the proceeds from each lot sale in the Development , as described in Article II, within five business days from each such lot sale.

        Section 7.02. Remedies on Default. Upon the occurrence of an Event of Default under Section 7.01(e), the entire unpaid principal amount of the Note, all other Obligations and all interest accrued and unpaid thereon shall automatically become and be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence of any other Event of Default, Lender may declare the entire unpaid principal amount of the Note, all other Obligations and all interest accrued and unpaid thereon to be forthwith due and payable, whereupon the same shall become immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Borrower. Upon the occurrence of any Event of Default, Lender may immediately and without expiration of any period of grace, enforce payment in whole or in part, in any priority, of all Obligations whether under the Note or otherwise, and exercise any and all other remedies granted to it under the Mortgages or by law including but not limited to recovery of Lender's reasonable attorneys' fees.

        Section 7.03. Additional Remedies. Upon the occurrence of an Event of Default, Lender may, at its option and sole discretion, in addition to and not in lieu of the remedies set forth above, exercise any or all of the following remedies:

               (a) enter into possession of the Project, at which time Borrower shall vacate;

               (b) perform or cause to be performed any and all work and labor necessary to complete the Improvements substantially in accordance with Plans and Specifications or in accordance with reasonable business judgment;

               (c)   employ security watchmen to protect the Project; and

               (d) disburse that portion of the proceeds of the Loan not previously disbursed (including any retainage) to the extent necessary to complete construction of the Improvements substantially in accordance with the Plans and Specifications or in accordance with reasonable business judgment, and if the completion requires a larger sum than the remaining undisbursed portion of the Loan, to disburse such additional funds, all of which funds so disbursed by the Lender shall be deemed to have been disbursed to the Borrower and shall be secured by the Mortgages. For this purpose, the Borrower hereby constitutes and appoints the Lender its true and lawful attorney-in-fact with full power of substitution to complete the construction of the Improvements in the name of the Borrower and to disburse the Loan to accomplish such completion and to do any other reasonable act related thereto, including but not limited to the following: to use any funds of the Borrower, including any balance which may be held in escrow and any funds which may remain unadvanced hereunder for the purpose of completing the Improvements in substantially the manner called for by the Plans and Specifications or by reasonable business judgment; to make such additions and changes and corrections in the Plans and Specifications which shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the Plans and Specifications or by reasonable business judgment; to employ such contractors, subcontractors, agents, architects, and inspectors as shall be required for said purposes; to pay, settle, or compromise all existing or future bills and claims which are or may be liens against the Project, or may be necessary or desirable to be paid, settled, or compromised for the completion of the Improvements or the clearance of title to the Project; to execute all applications and certificates in the name of the Borrower which may be required by any construction contract and to do any and every act with respect to the construction of the Improvements which the Borrower may do in its own behalf. It is understood and agreed that this power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked by death or otherwise. Said attorney-in-fact shall also have power to prosecute and defend all actions or proceedings in connection with the construction of the Improvements and to take such action and require such performance as it reasonably deems necessary. In accordance therewith the Borrower hereby assigns and quitclaims to the Lender all sums to be advanced hereunder, including retainage and all sums in escrow conditioned upon the use of said sums, if any, for the completion of the Improvements and the performance of the Borrower's obligations under the Loan Documents.

        Section 7.04. Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, Lender and any subsequent holder of the Note are hereby authorized by Borrower at any time or from time to time, without notice to Borrower, or to any other Person, any such notice being hereby expressly waived, to set-off, to appropriate, and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by Lender or such holder to or for the credit or the account of Borrower, as the case may be, against and on account of the Obligations and liabilities of Borrower, as the case may be, to Lender or such holder under this Agreement, the Note, and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Note, or any other Loan Document, irrespective of whether or not (a) Lender or the holder of the Notes shall have made any demand hereunder or (b) Lender shall have declared the principal of and interest on the Loans and the Note and other amounts due hereunder to be due and payable as permitted by Section 7.02 hereof and although said Obligations and liabilities, or any of them, shall be contingent or unmatured.

        Section 7.05. Remedies Cumulative. No right or remedy conferred upon or reserved to Lender under this Agreement is intended to be exclusive of any other right or remedy, and each and every remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to Lender may be exercised from time to time and as often as may be deemed expedient by Lender.

                                  ARTICLE VIII

                                  ENVIRONMENTAL

        Section 8.01. Definitions. For purposes of this Article, the following terms shall have the meanings indicated:

        "Environmental Claim" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) alleging potential liability arising out of, based on, or resulting from:
(i) the presence, or Release into the environment of any Hazardous Materials; or
(ii) past or present circumstances forming the basis of any violation or alleged violation of any Environmental Law.

        "Environmental Laws" shall mean all federal, state, local or foreign statutes, laws, rules, ordinances, codes, policies, rules of common law and regulations relating to pollution (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), worker health and safety or protection of human health or the environmental including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Resource Conservation and Recovery Act, the Georgia Underground Storage Tank Act, and laws and regulations relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

        "Hazardous Materials" shall mean any petroleum or petroleum products, explosive or radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs) and radon gas; any chemicals, materials or substances which are defined as hazardous, toxic or a contaminant or pollutant under any Environmental Law; and any other chemical, material, substances or waste, exposure to which is now prohibited, limited or regulated by any governmental authority.

        "Release" shall mean any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, dumping, discarding, escaping, leaching or migration into the atmosphere, soil, surface water, groundwater or property that would require action under any Environmental Law.

        Section 8.02.  Representations and Warranties.

               (a) Borrower is, and at all times in the past has been, in compliance with all applicable Environmental Laws; and has not received any communication (written or oral) that alleges that Borrower is not in compliance with applicable Environmental Laws.

               (b) Borrower has obtained all environmental, health and safety permits and governmental authorizations ("Permits") necessary for its operations, and all such Permits are in good standing, and Borrower is in compliance with all terms and conditions of the Permits.

               (c) There is no Environmental Claim pending or threatened against Borrower or against any Person whose liability for any Environmental Claim Borrower has or may have retained or assumed either contractually or by operation of Law, or against the Project, or past or present operations of Borrower. There are no past or present circumstances, activities, events, conditions or occurrences that could reasonably be anticipated for the basis of an Environmental Claim against the Project or Borrower or prevent or interfere with Borrower's ability to fully operate and maintain the Project as contemplated by Borrower and in full compliance with applicable Environmental Laws.

               (d) Hazardous Materials have not at any time been generated, used, treated, recycled or stored on, or transported to or from, or released, deposited or disposed of on the Project or property previously owned, operated, used or controlled by Borrower.

               (e) Borrower has not, and has no knowledge of any other person who has, caused any Release, threatened Release, or disposal of any Hazardous Material at the Project; to the knowledge of Borrower, the Project is not adversely affected by an Release, threatened Release or disposal of a Hazardous Material originating or emanating from any other property.

               (f) There are not now and never have been any storage tanks (above ground or underground) located at, on or under the Project; no portion of the Project contains and has not contained any landfills or dumps; there is no asbestos contained in, forming part of or contaminating any part of the Project; and no polychlorinated biphenyls (PCBs) are used, stored, located at or contaminate any part of the Project.

               (g) No location at which Borrower has disposed or arranged for the disposal of any substance is listed on the National Priorities List, the Georgia Hazardous Site Inventory or the CERCLIS, or on any comparable list and Borrower has not received any written notice with respect to any location of potential or actual liability or a written request for information under or relating to CERCLA or any comparable state or local law.

        Section 8.03.  Covenants of Borrower.

               Borrower covenants to:

               (a) Comply with all Environmental Laws.

               (b) Obtain and maintain in full force and effect all
                   material Governmental Approvals required by any applicable Environmental Law for its operations.

               (c) Cure any violation by it or at its properties of applicable
                   Environmental Laws.

               (d) Not allow the presence or operation at its properties of any (a) landfill or dump or (b) hazardous waste management facility or solid waste disposal facility as defined pursuant to RCRA or any comparable state law.

               (e) Give immediate oral and written notice within three (3)
                   days to Lender, detailing all relevant facts and circumstances upon the receipt of any notice of the happening of any event involving an Environmental Claim, any violation of an

                   Environmental Law, or Release, threatened Releases or disposal of a Hazardous Material.

               (f) Conduct at its expense any investigation, study, sampling, testing, abatement, cleanup, removal, remediation, or other response action necessary to remove, remediate, clean up, or abate any material Release, threatened Release, or disposal of a Hazardous Material as required by any applicable Environmental Law.

               (g) Without limitation of the foregoing, Lender shall have the option, but shall not be obligated to enter onto the Project and/or take any actions as it deems necessary or advisable to clean up, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Discharge or Environmental Complaint upon Lender's receipt of any notice from any Person asserting the happening of a Hazardous Discharge or an Environmental Complaint on or pertaining to the Project. Lender shall also have the right to enter and inspect the Project during the term of the loan to determine whether Borrower is operating in accordance with the terms of the loan agreement and any of the above-referenced laws or regulations, which inspection may include taking soil and/or water samples from the Project.

        Section 8.04.  Indemnification and Waiver.

               (a) Borrower shall forever indemnify, defend, and hold harmless and hereby waives any claim for contribution against Lender for any damages to the extent they arise from:

                         (i) any Release, threatened Release, or disposal of any
                             Hazardous Material at the Project by Borrower;

                        (ii) the operation or violation of any Environmental Law
                             at the Project or by Borrower;

                       (iii) any Environmental Claim in connection with the
                             Project or Borrower; or

                        (iv) the inaccuracy or breach of any representation,
                             warranty or covenant by Borrower contained in this section of this Agreement.

               (b) Borrower, and its successors or assigns, shall pay all costs and expenses incurred by Lender to enforce the provisions of this indemnification and waiver, including, without limitation, attorneys' and paralegals' fees and litigation expenses. This indemnification shall survive the termination of this agreement and shall remain in full force beyond

                        (i) the expiration of any applicable statute of limitations; and

                        (ii) payment or satisfaction in full of any single claim
                             within the scope of this indemnification.

               (c) These indemnifications and waivers shall be binding upon successors and assigns of Borrower to the benefit of Lender, its directors, officers, employees and agents, and their successors and assigns;

               (d) Lender shall have the right to reasonably monitor any Response Action; Borrower shall provide a reasonable opportunity to Lender for review and comment in advance of each final Response Action Plan, material Response Action and material filing with an applicable Governmental Authority; and Borrower shall reasonably address any timely received comment of Lender.

                                   ARTICLE IX

                                  MISCELLANEOUS

        Section 9.01. Indemnification. Borrower agrees to indemnify Lender from, and hold it harmless against, any and all liabilities, claims, damages or expenses (including, without limitation, costs and expenses of litigation and reasonable attorneys' fees) resulting from any breach by Borrower of any representation, warranty or covenant contained in this Agreement or any Loan Document. This indemnification shall survive payment of Borrower's Obligations to Lender and shall continue for so long as Lender may incur liability for or be harmed by a breach by Borrower of any representation, warranty or covenant in this Agreement or any Loan Document.

        Section 9.02. Entire Agreement. This Agreement with exhibits embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof.

        Section 9.03. No Waiver. No failure to exercise, and no delay in exercising any right, power or remedy hereunder or under any document delivered pursuant hereto shall impair any right, power or remedy which Lender may have, nor shall any such delay be construed to be a waiver of any of such rights, powers or remedies, or an acquiescence in any breach or default under this Agreement or any document delivered pursuant hereto, nor shall any waiver of any breach or default of Borrower hereunder be deemed a waiver of any default or breach subsequently occurring. The rights and remedies herein specified are cumulative and not exclusive of any rights or remedies which Lender would otherwise have.

        Section 9.04. Survival. All representations, warranties and agreements herein contained on the part of Borrower shall survive the Closing hereunder and all such representations, warranties and agreements shall be effective as long as any portion of any Obligation remains unpaid, except that the indemnification agreement contained herein shall continue as described in Section 9.01.

        Section 9.05. Notices. All notices, requests, approvals, consents, demands, and other communication provided for or permitted hereunder shall be in writing, signed by an authorized representative of the sender and addressed to the parties at their respective addresses set forth below.

        Borrower:       Mount Vintage Plantation Golf Club, LLC
                        Attn: Mr. Bettis C. Rainsford
                        P.O. Box 706
                        Edgefield, SC 29824

        Lender:         Regions Bank
                        Attn: Mr. Frank Townsend
                        P.O. Box 1116
                        Aiken, SC 29801

Any of the parties hereto may change its respective address by notice in writing given to the other party to this Agreement. Any notice, request, approval, consent, demand or other communication shall be effective upon the first to occur of the following: (i) when delivered to the party to whom such notice, request, approval, consent, demand or other communication is being given, or (ii) two Business Days after being duly deposited in the mails, certified, return receipt requested.

        Section 9.06. Termination. This Agreement shall terminate when all Obligations of Borrower shall have been discharged in full.

        Section 9.07. Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

        Section 9.08. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Borrower, Lender and their respective heirs, successors and assigns; provided, however, that Borrower may not assign or transfer its rights to borrow under this Agreement without prior written consent of Lender.

        Section 9.09. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any party hereto may execute this Agreement by signing any such counterpart.

        Section 9.10. Choice of Law. This Agreement shall be governed by and construed in accordance with the law of the State of South Carolina.

        Section 9.11. Amendment and Waiver. No provision of this Agreement, the Mortgages, or the Note may be amended, modified, supplemented, changed, waived, discharged or terminated, unless Lender consents thereto in writing.

        Section 9.12. Limitation on Interest. No provision of this Agreement or any Note shall require the payment or permit the collection of interest in excess of the maximum allowable by law. If any such excess interest is provided for herein or in any Note, or shall be adjudicated to be so provided for, then Borrower shall not be obligated to pay such interest in excess of the maximum allowable by law, and the right to demand payment of any such excess interest is hereby waived, any other provision of this Agreement or any Note to the contrary notwithstanding.

        Section 9.13. Arbitration. Any controversy or claim between or among the parties hereto including but not limited to those arising out of or relating to this Agreement or any Loan Documents including any claim based on or arising from an alleged tort, shall be determined by binding arbitration in Augusta, Georgia in accordance with the Federal Arbitration Act (or if not applicable, the applicable state law), and the rules of practice and procedure for the arbitration of commercial disputes of J.A.M.S./Endispute, or any successor thereto, as supplemented by any special rules set forth in any of the Loan Documents. Judgment upon any arbitration award may be entered in any court having jurisdiction. Any party to this Agreement may bring an action, including a summary or expedited proceeding, to compel arbitration of any controversy or claim to which this Agreement applies in any court having jurisdiction over such action. Nothing in this arbitration provision shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation or repose and any waivers contained in this Agreement or any Loan Document; or (ii) be a waiver by Lender of the protection afforded to it by 12 U.S.C. ss. 91 or any substantially equivalent state law; or (iii) limit the right of Lender hereto
(a) to exercise self help remedies such as (but not limited to) setoff, or (b) to foreclose against the collateral, or (c) to obtain from a court provisional or ancillary remedies such as (but not limited

to) injunctive relief, writ of possession or the appointment of a receiver. Lender may exercise such self help rights, foreclose upon such property, or obtain such provisional or ancillary remedies before, during or after the pendency of any arbitration proceeding brought pursuant to this Agreement or any Loan Document. Neither this exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the controversy or claim occasioning resort to such remedies.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal as of the day and year first above written.


                  LENDER                                        BORROWER
                  ------                                       --------

REGIONS BANK                                      MOUNT VINTAGE PLANTATION GOLF CLUB, LLC

By:   /s/ Frank Townsend                          By: /s/ Bettis C. Rainsford
          -----------------------                     --------------------------
          Frank Townsend                                  Bettis C. Rainsford
          Vice President                                  As its Manager




              (Corporate Seal)
                                                     By: /s/ Talmadge  Knight
                                                             -------------------
                                                             Talmadge Knight
                                                             As its Manager

                                                               (Seal)



                                                              GUARANTORS
                                                              ----------

                                                  /s/ Bettis C. Rainsford (L.S.)
                                                    ----------------------------
                                                          Bettis C. Rainsford


                                                     /s/ Talmadge Knight (L.S.)
                                                       -------------------------
